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Industry Canada              Industrie Canada                            FORM 4                             FORMULE 4
                                                                  ARTICLES OF AMENDMENT               CLAUSES MODIFICATRICES
Canada Business              Loi canadienne sur les                (SECTION 27 OR 177)                 (ARTICLES 27 OU 177)
Corporations Act             societes par actions
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
1 -  Name of Corporation - Denomination sociale de la societe            2 -  Corporation No. -- No de la societe

     American Goldrush Corporation                                            418218-9
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3 -  The articles of the above-named corporation are amended as          Les status de la societe mentionnee ci-dessus sont
     follows:                                                            modifies de la facon suivante:

     1.     By deletion of Schedule "B" and Items 1 and 2 of Schedule C of the Articles of Incorporation of American Goldrush
     Corporation dated August 12, 2003.

     2. By adding the following  other provision to Schedule "C" of the Articles of Incorporation of American Goldrush
     Corporation dated August 12, 2003:

                  "The directors may appoint one or more  additional  directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders."


------------------------------- ---------------------------------------- ----------------------------------------------------------
Date                            Signature                                4 - Capacity of - En qualite -- En qualite de


October 14, 2004                "SCOTT PRAILL"                           Director
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For Departmental Use Only       Printed Name - Nom en letters moulees
A l'usage du ministere
seulement
Filed                           Scott Praill
Deposee
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